Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES BEING SOLD UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER OR SALE MAY BE EFFECTED WITHOUT THE REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Irvine, California	October 23, 2002

        FOR VALUE RECEIVED, the undersigned, SSP Solutions, Inc., a Delaware corporation (the "Company"), promises to pay to Research Venture, LLC, a California limited liability company (the "holder") at the address specified for payment of rent in the Standard Industrial/Commercial Single-Tenant Lease—Net dated February 13, 2001 ("Original Lease"), as amended by that certain First Amendment to Standard Industrial/Commercial Single-Tenant Lease—Net of even date herewith (the "First Amendment to Lease", and together with the Original Lease, the "Amended Lease") (or at such other place as may be designated from time to time), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Sixty Thousand Dollars ($360,000), or such lesser principal sum as may be outstanding from time to time under this Subordinated Convertible Promissory Note (this "Note") at the times provided herein (as defined below).

1.    Terms.

        This Note is executed and delivered by the Company pursuant and subject to that certain Stipulation for Entry of Judgment in Case Nos. 02CC10109 and 02CC10111 entered into between the Company and the holder on or about the date hereof ("Stipulation") and pursuant and subject to the First Amendment to Lease. The principal balance of this Note represents the prepayment of the portion of the rent that is payable under the First Amendment to Lease in cash or stock at the option of the Company for the twenty-four month period ending December 18, 2004.

2.    Payment of Interest and Principal.

        Subject to Section 3 and Section 8 of this Note, the principal balance of this Note shall be payable in installments as follows:

          (a)  On December 16, 2002, Six Thousand Dollars ($6,000) shall be due and payable;

          (b)  On the first day of each month commencing on January 1, 2003 and continuing through November 1, 2004, Fifteen Thousand Dollars ($15,000) shall be due and payable; and

          (c)  On December 1, 2004, Nine Thousand Dollars ($9,000) shall be due and payable.

        This Note shall not bear interest. The Company may prepay the whole or any part of the outstanding principal sum of this Note without prepayment penalty or premium. At the option of the Company, any or all of the amounts due hereunder may be paid by the issuance of Common Stock (as defined below) pursuant to the conversion provisions of this Note, except that following the occurrence of a Change of Control Event (as defined below), the conversion provisions of this Note no longer shall apply. "Common Stock" shall mean the shares of the Company's common stock that currently are traded on the Nasdaq National Market under the stock symbol "SSPX." "Change of Control Event" shall mean any of the following events (i) any consolidation or merger of the Company (other than a consolidation or merger made to effect a reincorporation of the Company) with another Person (as defined below) the result of which is that the holders of Common Stock receive stock, securities or other property or assets (including cash) of another Person in exchange for their Common Stock; (ii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any Person other than a Person controlling, controlled by or under common control with the Company; or (iii) any going private transaction, the effect of which is that the Company's Common Stock is no longer publicly traded.

3.    Cancellation.

        After all principal at any time owed on this Note has been paid in full, converted into Common Stock or included as a portion of any judgment entered pursuant to the Stipulation ("Stipulated Judgment"), this Note shall immediately be surrendered to the Company for cancellation.

4.    Severability.

        The illegality or unenforceability of any provision of this Note shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note.

5.    Subordination.

        5.1    Obligations Subordinated to Senior Debt.    Notwithstanding any provision of this Note to the contrary, the Company covenants and agrees, and the holder of this Note and any subsequent holder of this Note, by accepting this Note, likewise covenants and agrees, that all amounts owing, whether due or to become due, under this Note (the "Note Obligations") shall be subordinated to the extent set forth in this Section 5 to the prior payment of the Senior Debt (as defined below) in full when due, in cash or cash equivalents satisfactory to the holders of such Senior Debt. This Section 5 shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, Senior Debt (irrespective of whether such Senior Debt was created or acquired concurrently or after the issuance of this Note). The provisions of this Section 5 are made for the benefit of all present and future holders of Senior Debt, if any (and their successors and assigns), and shall be enforceable by them directly against every holder of this Note.

        5.2    Priority and Payment Over of Proceeds in Certain Events.

          (a)  Upon any payment or distribution of assets of the Company, whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of all or part of the assets and liabilities of the Company (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Debt shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Debt, before the holder of this Note or any subsequent holder of this Note shall be entitled to receive any payment or distribution of assets of the Company for application to any of the Note Obligations. Upon any Insolvency Event, any payment or distribution of assets of the Company, whether in cash, property, securities or otherwise, to which the holder of this Note or any subsequent holder of this Note would be entitled on account of the Note Obligations, except for the provisions of this Section 5, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt or their representatives for application to the payment or prepayment of all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          (b)  If there has occurred and is continuing a default in (i) the payment of all or any portion of any Senior Debt, or (ii) compliance by the Company with any covenant under the Senior Debt, unless and until such default shall have been cured or waived, the Company shall not make any payment on or with respect to any Note Obligations or acquire this Note (or any portion thereof)

  for cash, property, securities or otherwise and the holder of this Note shall not receive from the Company, directly or indirectly, any payment or distribution on account of the Note Obligations. The failure to make any payment with respect to the Note Obligations by reason of the provisions of this Section 5.2 shall not be construed as preventing the occurrence of an Event of Default.

          (c)  If, notwithstanding the foregoing provisions prohibiting payments or distributions, any holder hereof receives any payment of, or on account of, any Note Obligations that were prohibited by this Section 5, before all Senior Debt shall have been paid in full, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Debt and promptly paid over or delivered to the holders of the Senior Debt remaining unpaid to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Debt, such Senior Debt after giving effect to any concurrent payment or distribution to the holder of such Senior Debt, provided, that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by such holder for the holders of Senior Debt.

        5.3    Rights of Holders of Senior Debt Not To Be Impaired, etc.

          (a)  No right of any present or future holder of any Senior Debt to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          (b)  This Section 5 may not be amended without the written consent of each holder of the Senior Debt, if any, and of the holder of this Note, and any purported amendment without such consent shall be void. No holder of Senior Debt shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Company or anyone in custody of their respective assets or property.

        5.4    Subrogation.    No payment of or distribution of or with respect to the Senior Debt pursuant to the provisions of this Note shall entitle the holder of this Note to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid and satisfied in full. After the payment of the Senior Debt in full and provided no payments are voidable, the holder of this Note shall be subrogated to the rights of the holder or holders of the Senior Debt to receive distributions applicable to the Senior Debt to the extent the distributions otherwise payable to the holder of this Note have been applied to the payment of the Senior Debt.

        5.5    Obligations of the Company Unconditional.    Nothing contained in this Note is intended to or shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note all Note Obligations as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Senior Debt, the holder of this Note, any subsequent holder of this Note and other creditors of the Company (other than the holders of Senior Debt).

        5.6    Additional Rights of Holders of the Senior Debt.    If the Senior Debt has not been paid in full, in cash or cash equivalents satisfactory to the holders of the Senior Debt, at the time the Company is subject to an Insolvency Event, the holders of the Senior Debt are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor. Furthermore, in connection with any Insolvency Event, the holders of Senior Debt are irrevocably authorized to file a proof of claim for or collect the holder of this Note's claims hereunder first for the benefit of the holders of Senior Debt to the extent thereof and then for the benefit of holder of this Note (but without creating any duty or liability to the holder of this Note other than to remit to the holder of this Note distributions, if any, actually received in such proceedings after the Senior Debt has been paid and satisfied in full.

        5.7    Senior Debt Changes.    "Senior Debt" means an amount owing by the Company now or in the future, including principal, interest (including any interest accruing during any bankruptcy proceeding), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses and indemnities, from time to time for indebtedness for borrowed money under notes, debentures or other evidence of indebtedness issued to, or agreements with, a bank, financial institution, institutional investor, investment fund or other lender for the purpose of obtaining working or permanent capital for the Company ("Senior Debt"). The holder of this Note hereby waives any and all notice of renewal, extension or accrual of any of the Senior Debt, present or future, and agrees and consents that without notice to or consent of the holder of this Note: (a) the obligations and liabilities of the Company or any other party or parties under the Senior Debt may, from time to time, in whole or in part, be renewed, refinanced, replaced, increased, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, decreased, sold, exchanged, waived, or released; (b) the holders of Senior Debt and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating or evidencing the Senior Debt or at law, in equity, or otherwise, with respect to the Senior Debt or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); and (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Debt, and any rights or remedies of the holders of Senior Debt and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the holders of Senior Debt and their representatives.

        5.8    Execution of Subordination Agreement.    The holder of this Note agrees that, upon the request of any holder of Senior Debt, it shall execute and deliver a subordination agreement for the benefit of such holder of Senior Debt (in form reasonably acceptable to the holder of this Note and its counsel) reflecting the terms of this Section 5; provided, however that the foregoing shall not require holder of this Note to execute or deliver any agreement which provides for additional terms of subordination or otherwise adversely modifying (whether by change, addition or deletion) the terms hereof.

6.    Conversion.

        6.1    Conversion.    The Company shall have the right to convert any unpaid principal amounts under this Note into such number of shares of Common Stock as is equal to the number determined by dividing the principal amount of this Note to be converted by the Conversion Rate in effect on the date upon which the conversion is to be effective (which shall be the date upon which the notice is transmitted to the holder and which is referred to herein as the "Conversion Date"). Each conversion shall be effected by delivery of written notice to the holder stating the amount of principal desired to be converted, the Conversion Date, and the Conversion Rate in effect on Conversion Date.

        6.2    Conversion Procedure in the Event of Conversion.    On the Conversion Date, the portion of this Note specified in such notice to be converted shall be deemed converted. The Company will thereafter issue and deliver to the holder of this Note a certificate for the number of shares to which the holder of this Note will be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) in the name of the holder, together with a check payable to the holder of this Note for any cash amounts payable as described in Section 6.3. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the securities issuable with respect to such conversion will be validly issued, fully paid and non-assessable.

        6.3    Fractional Shares.    No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the holder of this Note upon the conversion of this Note, the Company shall pay to the holder of this Note an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence.

        6.4    Adjustments to Conversion Rate.

        For purposes of this Note, the "Conversion Rate" shall be the greater of the Fixed Conversion Price (as defined below) and the Variable Conversion Price (as defined below). Initially, the "Fixed Conversion Price" shall be $1.30, and the "Variable Conversion Price" shall be the arithmetic mean of the closing sale prices of a share of Common Stock for the thirty-day period ending on the fifth day prior to the Conversion Date. The Conversion Rate shall be adjusted from time to time in accordance with the provisions of this Section 6.4. "Capital Stock" means any and all shares, rights to purchase, warrants, options, convertible securities, participation or other equivalents of or interests (other than security interests) in (however designed and whether voting or nonvoting) corporate stock. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        (a)  If the Company (i) declares a dividend, or makes a distribution in shares of Common Stock, on the Common Stock, (ii) subdivides or reclassifies the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combines the outstanding Common Stock into a smaller number of shares of Common Stock, (iv) pays a dividend or makes a distribution on the Common Stock in shares of Capital Stock other than Common Stock or (v) issues by reclassification of the Common Stock shares of Capital Stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other Capital Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had the Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 6.4(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur. If such dividend, distribution, subdivision, reclassification or combination is not so made, the Conversion Rate then in effect shall be readjusted to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision, reclassification or combination had not been declared or made, but such readjustment shall not affect the number of shares of Common Stock or other shares of Capital Stock delivered upon any conversion prior to the date such readjustment is made. In any case in which this Section 6.4 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of the Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fractional share of Common Stock.

        (b)  If any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision or combination) occurs, then the Company shall provide that the principal of the Note then outstanding shall be convertible into the kind and amount of shares of stock and other securities receivable upon such reclassification by a holder of the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such reclassification. Such provisions shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this subsection 6.4(b). The above provisions of this subsection 6.4(b) shall similarly apply to successive reclassifications.

        (c)  If after an adjustment the holder of the Note may, upon conversion of the Note, receive shares of two or more classes of Capital Stock, the Company shall determine on a fair basis the allocation of the adjusted Conversion Rate between the classes of Capital Stock. After such allocation, the Conversion Rate of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock set forth in this Section 6.4.

7.    Event of Default.

        The failure of the Company to pay any part of the principal on this Note when due, which failure shall continue after the expiration of all applicable cure periods available under the Amended Lease with regard to payments required to be made by the Company under the Amended Lease, shall constitute an "Event of Default" hereunder.

8.    Remedies Upon an Event of Default.

        If any Event of Default occurs and the holder is otherwise entitled to file the Stipulated Judgment in accordance with the terms of the Stipulation, then the holder may file the Stipulated Judgment. If the Stipulated Judgment is filed, then all remaining principal amounts due or to become due under this Note shall be deemed to be satisfied by entry of the Stipulated Judgment, and the holder shall immediately surrender this Note to the Company for cancellation.

9.    Amendment.

        The provisions of this Note may not be changed, altered or modified except in a writing signed by the Company and the holder of this Note.

10.  Transfer.

        This Note may not be assigned by the holder without prior written consent of the Company.

11.  Applicable Law.

        This instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California without regard to the conflicts of law principles of such state.

12.  Notices.

        Any notice, demand, request, waiver or other communication required or permitted to be given under this Note shall be made in the manner set forth in the Amended Lease.

        IN WITNESS WHEREOF, the Company has caused this Subordinated Convertible Promissory Note to be signed as of the date first written above.

SSP SOLUTIONS, INC., a Delaware corporation
By:	/s/ RICHARD M. DEPEW Richard M. Depew, President

By:	/s/ THOMAS SCHIFF Thomas E. Schiff, Chief Financial Officer